UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Career Education Corporation (the “Company”) received a resignation letter from Jeremy Wheaton, Senior Vice President and Chief Executive Officer of Colorado Technical University (“CTU”), effective as of the close of business on July 16, 2012. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

To help ensure a smooth and orderly transition, Mr. Wheaton will remain on the CTU Board of Trustees, and also serve through the end of the year as a consultant to CEC. In this regard, the Company and Mr. Wheaton have entered into an independent contractor agreement pursuant to which Mr. Wheaton will receive compensation equivalent to his current salary. He will not receive any bonus or additional compensation during the term of the agreement, although the Company will provide a partial subsidy of his health insurance premiums which will reduce the monthly contribution he must pay for the coverage to the same monthly contribution that similarly situated active employees of the Company pay for the same insurance coverage. The Company has also agreed to amend the non-compete periods in Mr. Wheaton’s equity award agreements under the Company’s 2008 Incentive Compensation Plan to provide that the non-compete periods shall expire on December 31, 2012.

As disclosed pursuant to Item 8.01 of this Current Report on Form 8-K, the Company publicly announced certain changes in its executive management team on July 17, 2012, including Jason Friesen’s promotion to Senior Vice President, Chief University Education Officer. In connection with this promotion, the Compensation Committee of the Company’s Board of Directors approved the following compensation for Mr. Friesen: (i) a base salary of $355,000 per year, (ii) a 2012 Annual Incentive Award Program (the Company’s annual performance-based cash incentive compensation program) target award of 60% of base salary, to be calculated according to the terms of such program, and (iii) a long term equity incentive compensation award target of 125% of base salary for awards to be made in 2013. In addition, the Compensation Committee approved a one-time bonus payment of $25,000 to Mr. Friesen in recognition of his contributions to the Company as Senior Vice President of Health Education.

Item 8.01.	Other Events.

The Company issued a press release regarding changes in its executive management team on July 17, 2012, a copy of which is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated July 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: July 17, 2012

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated July 17, 2012

4